UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2016

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2016, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Triumph Group, Inc. (the “Company”) made changes to the short-term, cash-based incentive awards and long-term, equity-based incentive awards program affecting the named executive officers of the Company. The changes reflect the Committee's determination to focus more of the incentive compensation for named executive officers on achievement of corporate performance goals, while adding some certainty as to the acquisition of common stock by the named executive officers through inclusion of service-based awards. The performance shares unit awards described below differ from the prior long-term incentive compensation program, in that the awards will be subject to a three year performance period, be earned and issued at the end of such longer performance period, and be paid solely in shares of common stock, rather than a stock/cash mixture under the prior program. In addition, the named executive officers, other than the CEO, received a retention portion of the long-term incentive awards as part of the business reorganization previously announced by the Company.
Under the program for fiscal year 2017, each of the named executive officers received the following short-term and long-term incentive compensation awards under the Triumph Group, Inc. 2013 Equity and Cash Incentive Plan (the “Plan”):

•
Cash Incentive awards, each with a one-year performance period, an initial performance goal based on operating income for the fiscal year in accordance with the Plan and, if such initial performance goal is achieved, payment of the award based on the achievement of secondary corporate and individual goals. Each Cash Incentive award was granted at a maximum value, and the Committee will use negative discretion in the determination of the award to be earned, if any, following the end of the performance period.

•
Performance Share Units (“PSUs”) awards, each with a three-year performance period, designated in PSUs as of the date of grant, and with threshold, target and maximum payment levels based on the Company’s achievement of the cumulative earnings per share and adjusted RONA performance goals for the three-year performance period. PSUs represent 70% of the long-term incentive awards for fiscal year 2017.

•
Restricted Stock Units (“RSUs”) awards, each of which will vest and be earned one-third each on the first, second and third anniversaries of the date of grant as long as the named executive officer continues to provide services to the Company or any subsidiary up to each such vesting date. RSUs represent 30% of the short-term incentive awards for fiscal year 2017.

The goals of the Committee with respect to this incentive program are to pay out a majority of the incentive compensation potentially payable to the named executive officers only if the Company achieves the performance metrics selected by the Committee, while also providing the opportunity the named executive officers with service-based equity and annual cash incentive opportunities. The Committee believes these awards are designed to align the interests of the named executive officers with the stockholders of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 17, 2016	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Senior Vice President, General Counsel and Secretary